UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

(Amendment No. 1 )

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Preliminary Information Statement

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SOUTHERN TRUST SECURITIES HOLDING CORP.

(Name of Registrant as Specified In Its Charter)

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The Registrant hereby amends the following information which was disclosed in the Schedule 14 C filed with the SEC on April 17, 2009, and which was incorporated by reference into Item 10 of Part III of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2008:

Directors

Robert Escobio. Mr. Escobio is our Chairman of the Board and Chief Executive Officer.  He is also the Chief Executive Officer and a director of STS. Mr. Escobio has more than 30 years of experience with broker-dealer organizations, including Dean Witter, Paine Webber, Smith Barney and Prudential Securities.  Mr. Escobio is STS’s head trader and is responsible for all of our operations as well as maintaining our relationships with key individual and institutional clients. Mr. Escobio, and his spouse, Susan Escobio, formed our predecessor in January 2000 and served as its principal officers and directors until it merged with and into us. He also formed STS in 1999, and he and Mrs. Escobio have been its principal officers and directors since inception. In 2004, our predecessor corporation became the holding company of STS through a share exchange.  In May 2005, Mr. Escobio and his spouse purchased a controlling interest in us, at which time we were a shell corporation, and became our principal officers and directors. In March 2006, the Escobios, as the controlling shareholders, directors and officers of both our predecessor and us, merged our predecessor with and into us changing our name to “Southern Trust Securities Holding Corp”.  Mr. Escobio also serves as President and a director of AR Growth Finance Corp. (“ARGW.PK”), in which we are part of an investor group. Mr. Escobio has an M.B.A from the University of Miami and a B.S. from the University of Florida in finance.

Kevin Fitzgerald. Mr. Fitzgerald is our President and a director and also the President and a director of STS. Mr. Fitzgerald has more than 18 years of corporate banking experience, including working with Deloitte Touche and Houlihan Lokey Howard and Zukin as an investment banker. In addition, Mr. Fitzgerald has been Chief Executive Officer of three different public companies over the past 10 years, each of which has raised significant capital under Mr. Fitzgerald’s leadership, including Ener1, Inc. from 2003 to 2006; Globaltron Corporation from 2000 to 2001 and Neff Corporation from 1995 to 2000. Mr. Fitzgerald was also the Chief Executive Officer and a Chairman of the Board of Edison Advisors, LLC, an investment bank, in 2001 and 2002.  Mr. Fitzgerald is responsible for all of our operations and is specifically in charge of STS’s investment banking group. He is also the Chief Executive Officer and a director of AR Growth Finance Corp. (“ARGW.PK”), in which we are part of a controlling investor group.  Mr. Fitzgerald has a M.B.A. from Fordham University and a B.S. in electrical engineering from Carnegie-Mellon University.

Susan Escobio. Mrs. Escobio is our Treasurer and Compliance Officer and a director. She is also the Treasurer and a director of STSHC.  She has been one of our officers and directors and an officer and director of STSHC and STS for the same time periods disclosed above in the paragraph regarding Mr. Escobio. Mrs. Escobio has more than 28 years of experience with broker-dealer operations.  Past experience includes working with Dean Witter, Credit Lyonnais, Smith Barney and Cardinal Capital Management. Susan Escobio is the spouse of Robert Escobio.  Mrs. Escobio holds a B.A. in Marketing from Florida International University.

Ramon Amilibia. Mr. Amilibia is one of our directors since 2006 and an employee of STS as of January 1, 2009. Mr. Amilibia has been, since 2002, a member of the Board of Directors of International Private Wealth Management, S.A. (“IPWM, S.A.”), a financial group based in Geneva, Switzerland.  We and IPWM, S.A. are equal co-owners in IPWM España, S.A., which provides wealth management, retail banking services and private banking in Spain.  He has more than 16 years of experience in various capacities in International Private Banking, having served as member of the board of BBVA- Banco Continental in Peru, and in other capacities for Banco Bilbao Vizcaya Argentaria (“BBVA”) in Miami and Mexico.  Previous to his banking career, Mr. Amilibia was Marketing Director of Otis Elevator Co. in Mexico.  Mr. Amilibia received an M.B.A. from the American Graduate School of International Management, Thunderbird, and a degree in law and a business administration certificate from the Universidad de Deusto in Bilbao, Spain.

Committees. The Board of Directors of the Corporation has not established committees of our Board of Directors and the full Board fulfills the roles of an audit committee, a compensation committee and a nominating committee. The Board considers it appropriate not to have standing nominating, compensation or audit committees, as the Board size is still small, with only four directors, three of whom are executive officers of the Corporation and its wholly-owned subsidiaries and due to the fact that the Escobios are also the controlling shareholders of the Corporation. Due to these factors, it is not practical or reasonable to have committees of the Board, or committees of the Board comprised of independent directors at this time.

Audit Committee.  For the fiscal year ended December 31, 2008 and as of the date of this Information Statement, the full Board of Directors of the Corporation acts as it audit committee.  The charter of the audit committee is available on our website at www.stshc.com, under “corporate governance”.

OTHER EXECUTIVE OFFICER

Fernando Fussa. Mr. Fussa joined us in February 2007, as our Chief Financial Officer and the Chief Financial Officer of STS.  He is a licensed CPA.  Prior to working with us, Mr. Fussa was the Chief Financial Officer of the Offshore Banking and Investment Business of Citigroup-International Personal Banking, where he commenced working in November 2003. Before that, Mr. Fussa was the First Vice President, Comptroller and Assistant Secretary for UBS Financial Services Incorporated of Puerto Rico, where he served for ten years.  Mr. Fussa commenced his professional career with Arthur Andersen in 1985.  Mr. Fussa received his B.B.A in accounting from the University of Puerto Rico.

CODE OF ETHICS

The Corporation has adopted a code of ethics that applies to its principal executive officer, principal financial officer, principal accounting officer and persons performing similar functions.  The Code is posted on the Corporation’s website at www.stshc.com under “Profile—Corporate Governance.”

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Corporation is not aware of any person who at any time during the fiscal year ended December 31, 2008, was a director, officer, beneficial owner of more than ten percent of any class of equity securities of the Corporation that failed to file on a timely basis reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended, during the most recent fiscal year.